PART II

OFFERING CIRCULAR
ViVA CONSULTING GROUP INC.
3 Dairyfield Court
Rockville, MD 20852

Best Efforts Offering of up to 50,000 Units of Preferred Shares Units

This prospectus relates to the offering and sale of up to Fifty Thousand Units (50,000) of Preferred Share Units  of  the  Company  for  an  aggregate,  maximum  gross  dollar  offering  of  Five  Million  and  00/100 ($5,000,000) Dollars (the "Offering") The Offering is being made pursuant to Tier 1 of Regulation A, promulgated  under  the Securities  Act  of 1933.  Each  Unit  will  be offered  at its principal  amount,  One Hundred and 00/100 ($100/00) Dollars. There is a minimum purchase amount of hundred (100) Units, for an aggregate purchase price of Ten Thousand and 00/100 ($10,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 11. This offering circular relates to the offer and sale or other disposition of up to Fifty thousand (50,000) Units, at a fixed price of $100.00 per Unit. See "Securities Being Offered" beginning on page 33.

This is our offering, and no public market currently exists for our Units. The Offering price may not reflect the market price of our Units after the Offering. The Company does not intend to seek a public listing for the Units.  Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities  and  Exchange  Commission  (the  "SEC")  and  the  relevant  state  regulators,  as necessary.  The offering will continue until the Company has sold all of the Units offered hereby or on such earlier date as the Company may terminate the Offering. The Units offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have  made  no arrangements  to place  subscription  proceeds  or funds  in an escrow,  trust  or similar account, which means that the proceeds or funds from the sale of Units will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

Please note that the Company is a "shell" company in accordance with Rule 405 promulgated under the Securities  Act  of  1933.  Accordingly,  any  securities  sold  in  this  offering  can  only  be  resold  through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company;  (b) the issuer of the securities  is subject to the reporting  requirements  of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding  12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has  lapsed  from  the  time  that  the  issuer  filed  current  Form  10 type  information  with  the  Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE  UNITED  STATES  SECURITIES   AND  EXCHANGE   COMMISSION   DOES  NOT  PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS  OF  THE  OFFERING,  NOR  DOES  IT  PASS  UPON  THE  ACCURACY  OR COMPLETENESS   OF  ANY  OFFERING   CIRCULAR   OR  OTHER  SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION   WITH  THE  COMMISSION;   HOWEVER,   THE  COMMISSION   HAS  NOT MADE  AN  INDEPENDENT   DETERMINATION   THAT  THE  SECURITIES   OFFERED   ARE EXEMPT FROM REGISTRATION.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE "SECURITIES  ACT"), OR APPLICABLE  STATE SECURITIES  LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION  REQUIREMENTS  OF THESE LAWS. THE UNITS HAVE NOT BEEN APPROVED  OR DISAPPROVED  BY THE SECURITIES  AND EXCHANGE  COMMISSION  OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY  AUTHORITY  PASSED  UPON OR ENDORSED  THE MERITS  OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION  TO THE CONTRARY IS UNLAWFUL.

Underwriting
Number of  Price to  discount and  Proceeds to  Proceeds to
Units  Public (3)   commissions (1)  issuer (2)  other persons
Per Unit
1
$  100  $
0.00
$  100
$  0.00
Total Minimum
100
$   10,000    $
0.00
$  10,000
$  0.00
Total Maximum
50,000
$ 5,000,000 $
0.00
$ 5,000,000
$  0.00

(1)  We do not intend to use commissioned sales agents or underwriters.

(2)    The amounts shown are before deducting  organization  and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder's fees, selling and other costs incurred in the offering of the Units.

(3)   The Units are offered in denominations of $100 and any even multiple thereof. The minimum subscription amount is $10,000.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is September 19, 2016

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND  STRATEGY,   AND  ITS  INDUSTRY.   THESE   FORWARD-LOOKING   STATEMENTS   ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE  TO  THE  COMPANY'S  MANAGEMENT.  WHEN  USED  IN  THE  OFFERING MATERIALS,  THE  WORDS  "ESTIMATE,"  "PROJECT,"  "BELIEVE,"  "ANTICIPATE,"  "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT  TO FUTURE  EVENTS  AND  ARE  SUBJECT  TO RISKS  AND  UNCERTAINTIES  THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY  FROM THOSE CONTAINED IN THE FORWARD-LOOKING  STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING  STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1             SUMMARY OF OFFERING CIRCULAR

As used in this prospectus, references to the "Company," "we," "our", "us" or "Company Name" refer to
ViVA Consulting Group Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanation of the Units, under the Financial Statements prior to making an investment decision.

The Company

Organization:                                                 We were incorporated under the laws of the State of Delaware on  April   11,  2016.   Our   principal   office   is  located   at  3
Dairyfield Court, Rockville, MD 20852

Capitalization:                                               Our certificate of incorporation provides for the issuance of up to 75,000,000 shares of common stock, par value $0.0001 and
1,000,000 Preferred Shares par value $0.0001. As of the date of this  Prospectus  there  are  15,000,000  shares  of  our  common stock issued and outstanding.

Management:                                                 Our Chief Executive Officer, Director and Secretary is Jeffrey Christoph.  Our Vice Presidents are Michel Vachon and Rick Whitaker.   All three of our officers also serve as Directors of the Company. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 10 - 20 hours per week to the affairs of the Company.

Controlling Shareholders:                            Our  Officers  and  Directors  constitute  our  only  stockholders, owning  in  the  aggregate   15,000,000   shares.  As  such,  our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering

Shell Company Status:                                 We  are  a "shell  company" within  the  meaning  of  Rule  405, promulgated   pursuant   to  Securities   Act,  because   we  have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section
4(1),   if   available,   for   non-affiliates    or   by   meeting   the

conditions of Rule 144(i).  A holder of our securities may not rely  on  the  safe  harbor  from  being  deemed  statutory underwriter   under  Section  2(11)  of  the  Securities   Act,  as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company,  and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials,  other than Form 8-K reports); and  have  filed  current "Form  10  information" with  the  SEC reflecting  our  status  as  an  entity  that  is  no  longer  a  shell company  for  a  period  of  not  less  than  12  months,  can  our securities  be  resold  pursuant  to  Rule  144.   "Form  10 information" is,   generally   speaking,   the   same   type   of information  as we are required  to disclose  in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:                                                We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations:  ViVA  Consulting  Group  Inc.  (the  "Company"  or  "ViVA")
was incorporated  in the State of Delaware  on April 11,
2016. The Company  seeks to invest in opportunities  in the emerging market governments' delivery of services through registered local companies that are set up as affiliates of ViVA.  The affiliate relationship is described in   detail   under   Risk   Factors   on   page   18.      Local registration is typically a requirement for public private partnerships  and direct concession  agreements  with foreign government entities. ViVA's affiliate company, ViVA  Compliance  Technologies  Uganda  Ltd, is a Uganda corporation with offices located at Oasis Mall Building,  Lower  Level,  Yusuf  Lule  Road,  Kampala, Uganda ("ViVA Uganda"). Under an Agreement dated January  4, 2016,  between  ViVA  Uganda  and the Buganda Land Board ("BLB"), a professional body established by the Kingdom of Buganda in the country of Uganda, ViVA Uganda is to implement during a ten-year concession period a Single Window Online Compliance System  for  property  registration  and  land  transaction

management   within   the   country   of   Uganda.   ViVA intends   to  use  the  offering   proceeds   to  purchase   a majority stake in the contract between the Buganda Land Board  and  ViVA  Uganda  (the  "Project  Assets").  In addition, ViVA will use the offering proceeds to develop and   launch   additional   projects.      Proceeds   from   the offering will be allocated on a priority basis to complete the implementation of the Project, and then to corporate infrastructure and business development for new projects. ViVA  seeks  to  raise  in  a  Best  Efforts  Offering  up  to
$5,000,000,  in  50,000  Units  at  $100  per  Unit  to  fund ViVA Uganda capital needs and ViVA as additional projects are identified. (See Financing Plan).

Historical Operations:                                   Since  inception,  the  Company  has  limited  to  no  operations consisting primarily of researching potential business opportunities   in   the   global   arena   and   preparing   for   this offering. As of May 31, 2016 we have an accumulated  deficit of $3,500.00

Current Operations:                                      The  Company  has  been  focused  on  researching  investment opportunities in the global arena; including the Buganda Land Project and sourcing its capital raise requirements. See "Description of Operations"

Growth Strategy:                                           The  Company   will  seek  to  begin  to  execute   its  business strategy  of investing  in identified  business  opportunities overseas, including the Buganda Land Project upon completion of this  offering.  The  timing  of commencement  of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering

Securities Offered: Minimum Number of Units Maximum Numbers of Units Purchase Price Per Unit

Minimum
Purchase Amount

Units consisting of Preferred Shares and Dividend Coupons

100 Units

50,000 Units

$100 per Unit. The Price is arbitrarily determined by the Company.  There  is  no  guarantee  that  there  will  be  a public market for the Units. The Company makes no representations, actual or implied, that any Unit will for certain be resold for the Offering Price

100 Units (See Description of Units)

Class of Securities Offered:  Units of Preferred Shares, face value $100.00

No. of Units being Sold in the Offering:

Up  to  50,000   Units   for  a  maximum   offering   amount   of
$5,000,000.

Offering Price:                                              The Company intends to offer the Unit at a price of $100 per Unit.  There  is a minimum  purchase  amount  of  one  hundred (100) Units for an aggregate purchase of $10,000.

No. of Shares Outstanding:                          As of the date of this Prospectus, there are 15,000,000 shares of the Company's  common  stock issued and outstanding.  All of our  issued  and  outstanding  shares  are  owned  by  our  three officers and directors.

No. of Shares after the Offering:                 Irrespective  of the relative  success  of the offering,  there will remain  15,000,000  shares  of  the  Company's  common  stock issued and outstanding following the completion of the offering contemplated herein.

Termination of the Offering:  The  offering  will  commence  as  of  the  effective  date  of  this
Prospectus and continue until the earliest to occur:  October 1,
2017, all Units are subscribed, or ViVA cancels the offering.

Offering Cost:  We estimate our total offering registration costs to be $30,000.
If  we  experience  a  shortage  of  funds  prior  to  funding,  our officers and directors have verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and   correspondence   with   our   shareholders;   however   our officers  and directors  have  no legal  obligation  to advance  or loan funds to the Company.

Market for the Units:                                    The Units being offered herein are not listed for trading on any exchange  or automated  quotation  system. The Company  does not intend to seek such a listing at any time hereinafter.

Market for our Common Stock:                  Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness  of this Offering Statement to seek such a listing. We  may,  however,  seek  to  obtain  a  listing  at  a  later  date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will not agree to file the necessary documents with the Financial Industry Regulatory Authority  (FINRA),  which  operates  the  OTQB  Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:                              Our  officers  and  directors  currently  own  all  the  issued  and outstanding  common stock of the company, and will continue to own all of the common  shares to control the operations  of the company after this offering, irrespective of its outcome.

Best Efforts Offering:                                   We are offering  our preferred  stock on a "best efforts"  basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Financing Plan

ViVA estimates the total Project will require approximately $5.0 million. ViVA requires $3.25 million for ViVA  Uganda  to fund  Project  implementation,  and  an  additional  $1.75  million  for  working  capital  to support the Project and expand the Company's vision. This is a preliminary estimate based primarily upon the Project investment requirement as well as ViVA's operational costs for the next year.

DESCRIPTION OF UNITS

As used herein, "Shares" refer to the Units of Preferred Shares of Stock offered herein.

The Offering is for Units which consist of Preferred Shares and Dividend Coupons issued by ViVA.  Units are priced at $100 each. The maximum Unit purchase is unrestricted up to $5 million or 50,000 Units. The minimum investment amount is $10,000 or 100 Units.   The Shares are subject to buy back at 48 months. Coupons are not subject to buy back and will be retained by the investor for the life of the Buganda Land Project.

Unsecured Units. Units are in the form of Preferred Shares and Coupons, ranking senior to common stock, and  pari  passu  with  all other  unsecured  and  unsubordinated  obligations  of ViVA.  The  Shares  will  be recourse obligations against ViVA and will not be secured by any collateral other than the Buganda Land Project revenues and the Project Assets of ViVA Uganda. Investors will have no recourse in respect of any obligation or claim arising hereunder against ViVA's or ViVA Affiliates' directors, officers, or employees.

Dividend Rates.  The Shares shall earn a fixed dividend on face value of 10% per annum for the four year fixed dividend period.   The Coupons shall earn a variable rate, which is equal to 0.0003% per individual Coupon of all declared dividends from ViVA Uganda.  Collectively, if all 50,000 Coupons are issued, then the Coupons will pay a total of 15% of declared dividends from ViVA Uganda.   See the Dividend Policy on page 36 for a detailed discussion of the dividend policy and calculation.

Dividend  Payments  for  Shares.    All  dividends  for  Shares  shall  be  calculated  based  upon  the  actual number  of  days  elapsed  in  a  relevant  period  and  a  360-day  year.  Dividends  will  be  due  and  payable annually until the Maturity Date in the form of cash repayment.

Dividend Payments for Coupons.   No Dividend payments will be made for coupons until (i) the Shares have  been  repurchased  by  the  Company,  and  (ii)  ViVA  Uganda  declares  a  Dividend.  Dividends,  if applicable, will be declared at the end of each calendar year. Dividend values are established at the sole discretion  of ViVA  Uganda  according  to the  Dividend  Policy,  (see  page  36  for  the  Dividend  Policy). When ViVA Uganda declares a Dividend, the proportionate  Dividend payment, up to 15% of all declared dividends if the offering is fully subscribed, will be made to Coupon holders.

Maturity of Shares.  Shares shall reach maturity and be eligible for repurchase by the Company at the end of 48 months.

Notice  of  Payment.    Each  investor  will  be  sent  a  notice  at  least  30  days  prior  to  the  Maturity  Date informing him or her that his or her Preferred Shares(s) will be maturing and stating that ViVA will either: (i) buy back the Shares at face value, which is equal to the initial value of $100 per share, or (ii) that ViVA will not be repurchasing shares and in that event, ViVA Uganda's assets and profits, if any, will be 100% allocated to the repayment of the investor Shares, either through the sale of Project Assets or through the continuing operations of the Project with all proceeds being allocated to the repayment of the Shares until such Shares may be redeemed.   Please see the Exhibit for the Subscription Agreement, which contains the rights  of the Preferred  Shareholders  and Coupon  holders  for more  information.  If there  is a secondary market for the Units herein, the investor may opt to sell his/her shares in the public trading market. Any such payment will be made as soon as practical, and no later than 3 business days after the Maturity Date.

No Early Redemption.  ViVA waives the right to repurchase the Shares prior to the Maturity Date, except for in the event of a sale of the Buganda Land Project.

2             FORWARDING LOOKING STATEMENTS

Certain  statements  in  this  memorandum  constitute  forward-looking  statements  within  the  meaning  of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address expectations or projections about the future, including statements about product development, market position, expected expenditures, and financial results, are forward-looking statements. Some  of the forward-looking  statements  may be identified  by words  like believes,  expects,  anticipates, plans, intends, projects, estimates, indicates, hopes, will, shall, should, could, may, future, potential, or the negatives  of  these  words,  and  all  similar  expressions.    Any  statements  contained  herein  that  are  not statements of historical fact may be deemed to be forward-looking statements.  These statements are not guarantees   of  future   performance   and  involve   a  number   of  risks,  uncertainties,   and  assumptions. Accordingly,   actual  results  or  performance   of  the  Company   may  differ  significantly,   positively   or negatively,  from  forward-looking  statements  made  herein.   Unanticipated  events  and circumstances  are likely to occur.   Factors that might cause such differences include, but are not limited to, those discussed under the heading, RISK FACTORS, which investors should carefully consider.  This list of factors is not exclusive. ViVA cautions you not to put undue reliance on any forward-looking  statements, which speak only  as of the  date  of this  document.    ViVA  undertakes  no  obligation  to  update  any  forward-looking statements to reflect future events or circumstances.

3       INDUSTRY AND MARKET DATA

The opinions, estimates and projections and other forward looking statements contained herein, as well as industry and market data and certain other information used throughout this prospectus are derived from a variety of sources, including independent industry publications, government publications or other published independent   sources,  which  ViVA  did  not  participate  in  preparing.     In  particular,  ViVA  has  used information  provided  by  the  Buganda  Land  Board  concerning  estimated  landowner  population  in  the Kingdom of Buganda to estimate potential transaction volumes for the Project.  ViVA has no alternative information source to validate these estimates. Although ViVA has not independently verified the accuracy or completeness of the third-party information included in this memorandum, based on maengagement's knowledge   and  experience,   ViVA  believes  that  these  third-party   sources  are  credible  and  reliable. However, ViVA makes no guarantees  as to its accuracy or completeness.   Investors are cautioned not to place undue reliance on such market and industry data, estimates, projections and opinions, which may be based on numerous assumptions and subject to change based on various factors, including those discussed under the section entitled RISK FACTORS.

4             RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this  Offering  circular.  Each  of  these  risk  factors  could  materially  adversely  affect  ViVA's  business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The  following  is  a  summary  of  the  most  significant  factors  that  make  this  offering  speculative  or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Offering

ViVA and its affiliates operate in threshold, transitional or developing countries.   Investment in the units is suitable only for investors who understand, and have the financial resources sufficient to enable them to bear, a number of risks, including a complete loss in respect of their investment in the units and those other risks described below. Before making a decision to invest in the units you should carefully consider the risks described below as well as the other information contained in this document.  The risks described in this document are not exclusive of other potential risks.  Additional risks and uncertainties not currently known to ViVA and its affiliates, or that ViVA currently thinks are immaterial, may also materially and adversely affect its business operations.  Any of the following risks could materially affect its business, prospects, financial condition or results of operations.

No Reserve for Repayment.

The proceeds from the sale of the units will be devoted mainly to funding portfolio growth of ViVA and its affiliates, thereby increasing  the number of clients that ViVA is able to serve. ViVA will not maintain a reserve to repay the units, and ViVA is primarily  dependent  upon cash flow generated  by the Project to repay you. If ViVA does not continue to receive cash from the Project and its affiliates,  ViVA may not have adequate funding to repay the units.

No Early Redemption.

ViVA will not redeem or repurchase the Shares prior to Maturity Date, except in the event of a sale of the
Buganda Land Project.

Availability of Administrative Services for the Project.

ViVA Uganda may be dependent on mobile payment and internet service for facilitating online services, including record-keeping,  web-based access, and payment services, with respect to the Project and Project System.   If service providers  were to discontinue  these operations,  or if the service agreements  between ViVA Uganda and service providers were terminated, a substitute agent to provide these services would be required.   ViVA Uganda may not be able to find a substitute on reasonable terms in time for an efficient transition,  if at all.   Termination  for any reason  of ViVA  Uganda's  relationship  with service  providers could  also result  in unanticipated  administrative  difficulties,  including  the ability  to operate  the Project System effectively and in a timely manner, or to continue the Project at all.  This may affect ViVA's ability to repay investors in full.

System Adoption Risk.

The Project requires that customers  who choose to register their land title with the BLB use the Project System and pay for that service to generate revenue.  If Project System utilization does not reach the level forecasted,  then  revenues  can  fall  short  of  projections  and  there  may  be  insufficient  revenue  to  repay investors.

Contract Risk.

As of August 31, 2016, World Compliance  Technologies  ("WCT"),  the primary technology  provider for the Buganda Land Project, obtained the restricted right through a signed Memorandum of Understanding to purchase ownership of the project from ViVA Uganda. As of September 19, 2016, WCT has not elected to exercise the right to acquire the project.  Under the terms of the MOU, if ViVA Uganda is unable to make the agreed payments to WCT for services performed, WCT may purchase the project from ViVA Uganda. The project would only be transferred in the event that WCT completes full payment to ViVA Uganda, and even if WCT elects to purchase the project, ViVA Uganda has the right to retain the project by bringing WCT's payment current up until the time that WCT completes all payment obligations to ViVA Uganda. In addition to this offering, ViVA is working with other funding sources to obtain a loan that would satisfy the initial  obligations  for  the  first  and  second  payments  to  WCT,  totaling  about  $650,000,  which  would terminate the MOU with WCT.  In the event that ViVA does obtain a loan for this purpose, the proceeds of this offering will be used to repay the loan and pay for the acquisition  of majority stake in the Buganda

Land Project Assets. .    In the event that ViVA does not complete  a capital raise sufficient  to make the agreed  payments  to WCT,  and WCT elects to effect the acquisition  of the Buganda  Land Project  from ViVA Uganda,  then this offering  will be cancelled  and any funds raised through  the offering  would be returned to the investor.  A copy of the signed MOU is included as Exhibit 1A-2E.

Risks Relating to Finances and Operations

ViVA Depends on ViVA Affiliates and Other Revenue Sources

ViVA anticipates that the primary use of the funds raised in this offering will be to make a loan to ViVA Uganda for Project implementation and operations.  ViVA has limited sources of revenues; to repay principal and interest on the units to investors, ViVA will rely primarily on the ability of ViVA Uganda to repay the loan.  The ability of ViVA Uganda to repay the loan will largely depend on revenue generation from Project operations.

Risks Relating to the Operating Environment

ViVA Local Project Affiliates Operate in Developing Markets

ViVA's local project affiliates ("ViVA Affiliates") are established in countries whose stage of development cannot be compared with that of industrialized countries.  In relation to each other and in terms of growth of GDP or GNP, inflation (which may be much higher in threshold, transition and developing countries than in other countries), capital investment, self-sufficiency  and balance of payments, the economic performance of the individual countries may vary significantly.   In the future, ViVA may make additional loans to its ViVA Affiliates located in Latin America, Africa, Eastern Europe and the Middle East, and other areas where ViVA Affiliates  may  be  established.    Business  standards  and  the  legal  environment  in  these  areas  are  less predictable and typically less favorable than in developed countries, resulting in risks of fraud, difficulties in  enforcing  contractual  rights  or  protecting  assets,  interference  with  operations  other  than  through principles  of  law,  and  the  ability  to  achieve  profitable  activity.    Adverse  economic  or  political  events affecting these regions or in the participating programs' countries of operation may adversely affect ViVA Affiliates' programs and in turn their ability to meet financial obligations.

Institutional Risk.

The government  entities or institutions  typically  targeted have management  and capability  limitations  as they are in developing markets. Furthermore, government or institutional inefficiencies that are not part of the scope of ViVA Affiliates' projects may have adverse affects on project performance.

Local Labor Risk.

ViVA Affiliate projects rely heavily upon finding suitable local labor to support services provided by the systems installed by ViVA Affiliates.  ViVA Affiliates must be able to find qualified local labor to provide these services while staying abreast of all local labor laws.

Country Risk.

Typically  protected  by  political  risk  insurance  to  some  degree,  country  risks  may  include:  political violence, governmental expropriation or confiscation of assets, governmental frustration or repudiation of contracts, on-demand guarantees, business interruption, and inconvertibility of foreign currency or inability to repatriate funds.

Risk of Social or Political Unrest.

 ViVA  Affiliates  operate  in  countries  that  are  prone  to  instability,  social  and  political  unrest,  military action, war, terrorism and rapid change in governments and government policies. ViVA Affiliates operate in areas that experience  violence  and armed  conflict  during  elections  or contests  between  rival factions vying for governmental power.  Any of these situations can hinder Viva's operations or prevent Viva from continuing any activities in that country. If an environment becomes unstable and were to affect operations in a country significantly, ViVA could lose cash flow that might be needed for repayment of the units.

Risk of Government Interference.

In some of the countries in which ViVA has made or is considering making investments, including Uganda, foreign investments may be subject to local government-mandated  restrictions and controls, or government policies that limit or terminate all activities.

In addition, laws and regulations may change abruptly and without notice in the countries in which ViVA Affiliates  may be operating.   Governmental  changes  in policies  may require that programs  be closed or have impacted the affiliate's financial position.  ViVA Affiliate's cash flows or revenues may be reduced as a result.   Changes in the legal environment  are impossible  to forecast and there are no assured means to mitigate  these risks although  political  risk insurance  coverage  helps mitigating  such risks.   Government change in policy, whether or not lawful, may even inhibit, or prevent, operation of institutions designed to promote social objectives, and if such a change were to occur, ViVA might not be able to recover assets, including project revenues, from the affiliates.  Legal remedies may not be effective in these cases.

Currency Risk.

Projects include transactions in host countries, in the currency of host countries.  Although ViVA Affiliates all include  risk mitigation  plans to protect  Project  revenues  with hedging  strategies,  there is a risk that currency fluctuations will impact Project revenues. ViVA Affiliates are exposed to fluctuations in currency exchange rates. ViVA Affiliates charge their clients in local currency but with obligations to lenders/investors, including  ViVA,  in  other  currencies.  The  rates  of  exchange  between  the  relevant  currencies  can  vary significantly, which can make repayment of the units significantly more expensive.

ViVA  Affiliates   seek  to  reduce  exposure   to  currency   fluctuations   through   hedging   strategies,   swap transactions,  and  locally  sourced  local  currency  loans,  as  well  as  other  foreign  exchange  management strategies, though there can be no guarantee that ViVA's hedging strategies will succeed. The ability to enter contracts protecting against currency fluctuations in the countries in which affiliates may operate is limited, as these currencies are not actively traded, and as a result, affiliates are limited in their ability to hedge against such currency fluctuations.

Results for any period are affected by fluctuations in exchange rates between the U.S. dollar and other currencies,  as those fluctuations  influence  the amount of ViVA's indebtedness  when translated  into U.S. dollars and also result in foreign exchange  gains and losses and gains and losses on derivative  contracts affiliates have entered into to hedge ViVA's exchange rate exposure.  Any increase in the value of the U.S. dollar against the currencies  in our countries  of operations,  and continued  increase in value, also makes it more expensive to repay U.S. dollar loans on maturity.

Repatriation of Funds Risk.

Other inherent risks of operating in these conditions include nationalization, expropriation (or taxation that is equivalent to expropriation),  exchange rate controls or other changes in governmental  policies, political changes, political or social unrest or unfavorable diplomatic developments that impact negatively on the economy or operating environment of a country and, directly or indirectly, Viva's investment in a country.

Change in Taxation Status of ViVA Affiliates

ViVA Affiliates typically operate as native organizations  for all local taxes.  A given tax regime could be changed by governmental action therefore subjecting the net income of such ViVA Affiliates to foreign and local income or other taxes.   In that case, ViVA's cash flow derived from such ViVA Affiliates may be adversely affected.  Since ViVA relies on the ViVA Affiliates for cash flows and for its ability to repay the units, taxation status of affiliates could adversely affect ViVA's ability to repay the units.

Future Funding Risk.

ViVA  expects  to seek  additional  capital  in the future  but cannot  guarantee  that  it will  be available  or available on reasonable terms.  In the event that ViVA is unable to obtain capital financing, its planned operations  could  be  limited  to  the  extent  that  its  operations  can  be  financed  with  the  capital  already available. ViVA may for this reason seek equity investments in its affiliates (described on page 18), which would result in participation by third parties in the governance of ViVA's global network. Any equity investment would be subordinate to the units.  Nevertheless, equity investors may have different demands and could influence policy in a way that could alter the risks of the units through additional expansion or otherwise, in ways that ViVA cannot now predict.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of May 31, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. ViVA's net loss for the period ending May 31, 2016 was $3,500. Until the company achieves profitability,  it will have to seek other sources of capital in order to continue operations.

ViVA Depends on ViVA Affiliates and Other Revenue Sources

ViVA anticipates that the primary use of the funds raised in this offering will be to purchase the Project Assets from ViVA Uganda, and ViVA Uganda will use those funds for Project implementation and local operations. ViVA has limited sources of revenues; to repay principal and interest on the units to investors, ViVA will rely primarily on the ability of ViVA Uganda to successfully generate revenue from project operations in order to pay the dividend obligations on the Shares and to enable the Share repurchase at maturity.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company  lacks  sufficient  working  capital  in order  to execute  its business  plan.  The ability  of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon or modify our business plan substantially.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on April 11, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders  will depend on many factors, including:

  our  ability  to  identify  attractive  investment  opportunities   in  the  emerging  markets  that  are

consistent with our investment strategy;

  our ability to consummate such investments  on favorable terms;

  the  vagaries  of  global  economic  and  political  conditions,  including  foreign  exchange  regimes, outbreaks  of infectious  viruses  such as SARS,  Ebola  and ZIKA  which  may restrict  travels  and slow economic  growth in the lands we have business  arrangements  and the willingness  of such foreign governments to comply with multilateral trade agreements:

  our  ability  to  absorb  costs  that  are  beyond  our  control,  such  as  taxes,  insurance  premiums, litigation costs and compliance costs;

  economic  conditions  in our markets,  as well  as the condition  of the financial  markets  and  the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient  revenues  to  pay  for  our  operating  costs.   Our  officers  and  directors  have  made  no  written commitments  with respect to providing  a source of liquidity  in the form of cash advances,  loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing  is not available.  No known alternative  resources  of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly  dependent upon the abilities and continued participation  of our officers and directors.  It would be difficult to replace any of them at such an early stage of development  of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued.  In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate  of Incorporation  and Bylaws limit the liability of, and provide indemnification  for, our officers and directors.

Our Certificate of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company.  Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its shareholders  for monetary damages for any breach of fiduciary duty by such director acting as a director.   Notwithstanding  this indemnity, a director shall be liable to the extent provided by law for any breach of the director's duty of loyalty to the Company or its shareholders,  for acts or omissions  not in good faith or which involve intentional  misconduct  or a knowing  violation  of  the  law,  pursuant  to  section  174  of  the  General  Corporation  Law  of  Delaware (unlawful payment of a stock dividend or unlawful redemption of stock), or for any transaction from which a director derived an improper personal benefit.   Our Certificate  of Incorporation  permits us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indemnification.

Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification  for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification  is against public policy to court of appropriate  jurisdiction. We will then be governed by the court's decision.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds  from  operations.  Our  profitability  depends  on  the  ability  of  ViVA  Uganda  in  executing  and/or performing  on the Agreement  with the Kingdom  of Buganda.  In the event,  ViVA  Uganda  is unable  to perform and/or execute on the Buganda Land Project, we cannot make a profit.

Risks Relating to Our Business and Operating Environment

ViVA Local Project Affiliates Operate in Developing Markets

ViVA's local project affiliates ("ViVA Affiliates") are established in countries whose stage of development cannot be compared with that of industrialized countries.  In relation to each other and in terms of growth of GDP or GNP, inflation (which may be much higher in threshold, transition and developing countries than in other countries), capital investment, self-sufficiency  and balance of payments, the economic performance of the individual countries may vary significantly.   In the future, ViVA may invest in the project assets for new ViVA Affiliates located in Latin America, Africa, Eastern Europe and the Middle East, and other areas where ViVA Affiliates may be established. Business standards and the legal environment in these areas are less predictable and typically less favorable than in developed countries, resulting in risks of fraud, difficulties in  enforcing  contractual  rights  or  protecting  assets,  interference  with  operations  other  than  through principles  of  law,  and  the  ability  to  achieve  profitable  activity.    Adverse  economic  or  political  events affecting these regions or in the participating programs' countries of operation may adversely affect ViVA Affiliates' programs and in turn their ability to meet financial obligations.

Repatriation of Funds Risk.

Other inherent risks of operating in these conditions include nationalization, expropriation (or taxation that is equivalent to expropriation),  exchange rate controls or other changes in governmental policies, political changes, political or social unrest or unfavorable diplomatic developments that impact negatively on the economy or operating environment of a country and, directly or indirectly, Viva's investment in a country.

Change in Taxation Status of ViVA Affiliates

ViVA Affiliates typically operate as native organizations  for all local taxes.  A given tax regime could be changed by governmental action therefore subjecting the net income of such ViVA Affiliates to foreign and local income or other taxes.   In that case, ViVA's cash flow derived from such ViVA Affiliates may be adversely affected.  Since ViVA relies on the ViVA Affiliates for cash flows and for its ability to repay the units, taxation status of affiliates could adversely affect ViVA's ability to repay the units.

Future Funding Risk.

ViVA  expects  to seek  additional  capital  in the future  but cannot  guarantee  that  it will  be available  or available  on reasonable  terms.   In the event that ViVA is unable to obtain capital financing,  its planned operations  could  be  limited  to  the  extent  that  its  operations  can  be  financed  with  the  capital  already available.  ViVA  may  for  this  reason  seek  equity  investments  in  its  affiliates,  which  would  result  in participation by third parties in the governance of ViVA's global network. Any equity investment would be subordinate  to the units.   Nevertheless,  equity investors may have different demands and could influence policy in a way that could alter the risks of the units through additional expansion or otherwise, in ways that ViVA cannot now predict.

ViVA Consulting  Group Inc. (the "Company"  or "ViVA") was incorporated  in the State of Delaware on April  11,  2016.  The  Company  seeks  to  invest  in  opportunities  in  the  emerging  market  governments' delivery of services through an affiliate,

Our  Affiliates,  ViVA  Uganda,  which  executed  the  Buganda  Land  Board  Agreement  for implementation  of a Single Window Online Compliance system for property owner registration and land transaction management in the Kingdom of Buganda within the country of Uganda under a ten- year concession agreement, and ViVA BVI, are foreign companies.

The Company has two (2) affiliates: ViVA Consulting Group Limited, a British Virgin Islands corporation with offices  located  at Marcy  Building,  2nd  Floor,  Purcell  Estate,  P.O. Box 2416, Road  Town,  Tortola, British  Virgin  Islands  ("ViVA  BVI");  and  ViVA  Compliance  Technologies   Uganda  Ltd,  a  Uganda corporation with offices located at Oasis Mall Building, Lower Level, Yusuf Lule Road, Kampala, Uganda ("ViVA Uganda"). ViVA BVI and ViVA Uganda  are affiliates of the Company because the affiliates are owned  100%  by  Jeff  Christoph,  Michael  Vachon,  and  Rick  Whitaker.  Messrs  Christoph,  Vachon  and Whitaker also own 100% of the Company.

We are subject to the Foreign Corrupt Practices Act and our failure or inability to comply with these regulations could subject us to substantial penalties.

Although we do not directly operate internationally,  we manage and oversea international  operations and our affiliates operate internationally and as such are subject to the Foreign Corrupt Practices Act and other laws  which  prohibit  improper  payments  to  foreign  governments  and  their  officials  by  U.S.  and  other business entities. Most emerging markets of African, including Uganda are known to experience endemic corruption.  Extensive operations in such countries creates the risk of an unauthorized payment would be in violation of various laws including the Foreign Corrupt Practices Act.  Violations of the Foreign Corrupt Practices  Act may result in severe criminal  penalties  which could have a material  adverse effect on our business.

There can be no guarantee that the foreign countries we may seek business opportunities who are members of the Multilateral Trade Agreements will comply with the rules of such Multilateral Trade Agreements.

Some of the countries we may seek investment opportunities may be members and/or signatories to various Multilateral Trade Agreements, such the World Trade Organization ("WTO"), North American Free Trade Area ("NAFTA"), African Growth and Opportunity Act  ("AGOA") Central American Free Trade Area ("CAFTA")   and  General  Agreement  on  Tariffs  and  Trade  ("GATT")  and  several  others,  including proposed agreements such as Free Trade Area of the Americas ("FTAA"), Transatlantic Free Trade Area ("TAFTA") and Asia Pacific Economic Cooperation ("APEC") and others. With the increasing multilateral agreements, the potential for engaging global business opportunities  continues to grow. However, there is no guarantee that the countries we may seek opportunities would comply with the various rules of the multilateral  pacts that they may have signed  and we may not have the legal and financial  resources  to enforce the daunting tasks of compelling compliance through either the domestic courts of the countries or through diplomatic and/or other enforcement mechanisms.

The profitability of attempted investments is uncertain.

We intend to invest in the emerging markets and such investments fail woefully. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition.

Investments are illiquid.

The  investments  are  illiquid;  therefore,  our  ability  to  liquidate  our  portfolio  promptly  in  response  to economic  or other  conditions  will  be limited.  The  foregoing  and  any  other  factor  or event  that  would impede  our ability  to respond  to adverse  changes  in the performance  of our investments  could have an adverse effect on our financial condition and results of operations.

Our investment portfolio, if any may not be diversified.

Our  only  investment  prospect  is the  Buganda  Land  Project  to be executed  by our  ViVA  Uganda,  our affiliate.  As a result our investment  portfolio  is not diversified  and there is no guarantee  that it will be diversified in the future.

Our performance is therefore linked to economic conditions in Uganda. Therefore, to the extent that there are adverse economic conditions in Uganda such conditions could adversely affect our financial condition.

There may be other Competitors in the market because we do not have a monopoly of our business model.

There is no guarantee that other players will not enter the space and compete against ViVA Uganda and/or
ViVA, thus reducing the market space and market potentials.

The Company may not be able to effectively control the timing and costs relating to the execution or performance on the Buganda Land Project

Since the Buganda Land Project will be executed by ViVA Uganda, we have no control of the timing and costs of executing on the Buganda Land Project. Moreover, ViVA Uganda may not have effective control of the costs and timing of the execution of the Buganda Land Project given the possibility of project delays caused by circumstances beyond the control of ViVA Uganda.

The  costs  of  defending  or  prosecuting  claims  and  paying  damages  could  reduce  the  amounts available for distribution to our shareholders.

Doing business is always fraught with lawsuits and litigations. If we are named as defendant in a lawsuit or if we are compelled to institute a claim against a party, including our Affiliates, to enforce any agreement, , such litigation could adversely affect our ability as a going concern since our resources would be expended on litigations.

Risks Related to Our Securities

There  is no current  established  trading  market  for the Units  or Common  Stock  and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Units or our Common Stock and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers  of the Units may have difficulty selling their Units or the underlying  common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a "shell company" the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a "shell company".

We are a "shell company" as that term is defined by the applicable  federal securities  laws.  Specifically, because  of the nature  and amount  of our assets and our very limited  operations,  pursuant  to applicable federal rules, we are considered a "shell company".  Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter,  holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration  to register securities  issued to employees  and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current  in  our  reporting  requirements  with  the  Securities  and  Exchange  Commission  and  have  filed current "Form  10 information" with the SEC reflecting  our status as an entity that is no longer  a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities   in  reliance  on  Rule  144  (provided,   however,   those  holders  satisfy  all  of  the  applicable requirements  of that  rule).  For  us  to cease  being  a "shell  company" we  must  have  more  than  nominal operations   and  more  that  nominal   assets  or  assets  which  do  not  consist   solely  of  cash  or  cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Units being  offered herein has been arbitrarily determined by us and bears no relationship  to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Units.  The offering price for the Units being registered in this offering  has  been  arbitrarily  determined  by  us  and  is  not  based  on  assets,  operations,  book  or  other established  criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional  shares of common stock and preferred  stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock and 1,000,000
Preferred Stock.  As of the date of this prospectus the Company had 15,000,000  shares of common stock outstanding.  Accordingly,  we  may  issue  up  to  an  additional  60,000,000  shares  of  common  stock  and
950,000  Preferred  Stock.  The  future  issuance  of  common  or  preferred  stock  may  result  in  substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of  the  shares  held  by  our  investors,  and  might  have  an  adverse  effect  on  any  trading  market  for  our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common or preferred stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective  investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering  did not qualify for such exemption,  an investor  would have the right to rescind its purchase  of the securities  if it so desired.  It is possible  that if an investor  should  seek rescission,  such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions  of  such  state  statutes  under  the  National  Securities  Markets  Improvement  Act  of  1996.  If investors  were  successful  in  seeking  rescission,  we  would  face  severe  financial  demands  that  could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

5             DILUTION

Should you purchase  any of the Units being offered herein, your interest may be diluted. The Company may offer  debt securities  in future  offerings  that have equal  or greater  liquidation  preferences  than the Units. That is, in the event of liquidation, your pro rata interest in the assets of the Company will be marginalized alongside other holders of the Company's Units.

If the company  decides  to issue  more common  or preferred  shares,  an investor  could  experience  value dilution, with each share being worth less than before, and control dilution, with the total percentage  an investor  owns being less than before.  The company  is authorized  to issue common  stock and preferred shares.  The company  has issued  only one class or type of shares,  common  stock.  Therefore,  all of the company's current shareholders  and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

6             PLAN OF DISTRIBUTION

We are offering a maximum of 50,000 Units on a no minimum, "best efforts" basis. We will sell the Units ourselves and do not plan to use underwriters or pay any commissions.   We will be selling our Units using our best efforts and no one has agreed to buy any of our Units. This prospectus permits our officers and directors to sell the Units directly to the public, with no commission or other remuneration payable to them for any Units they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the Units with a broker or dealer.  Our officers and directors will sell the Units and intend to offer them to friends, family members and business acquaintances.   There is no minimum amount of Units we must sell so no money raised from the sale of our Units will go into escrow, trust or another similar arrangement.

The Units are being offered  by Jeffrey  Christoph  the Company's  Chief Executive  Officer  and Director. Mr. Christoph will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the Units.   No sales commission  will be paid for Units sold by Mr. Christoph  Mr. Christoph  is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Christoph primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mr. Christoph has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated  in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 50,000 Units being offered, or (ii)
365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities  are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

7             USE OF PROCEEDS TO ISSUER

We estimate that, at a per Unit price of $100, the net proceeds from the sale of the 50,000 Units in this Offering  will be approximately  $4,865,000,  after deducting  the estimated  offering  expenses  of approximately $135,000.

We will utilize the net proceeds  from this offering  to fund the ViVA Uganda Project with the Buganda Land Board, and to provide working capital for ViVA to support management  of project operations  and business expansion.

Use of Funds - Detailed Breakdown

Expense Category
Amount
Description
Corporate Debt
$250,000
ViVA BVI owes $250,000 to Dan Balough, an investor
that provided a loan to ViVA that funded most of the business development and acquisition costs for the ViVA Uganda  project  in  2015.    Since  these  funds  were  all applied to the acquisition of the project in Uganda, ViVA Uganda will pay off this debt as a project expense.
Corporate Debt to
Director - Rick
Whitaker, 2016
Project Expenses
$254,000
Rick loaned over $250,000 to ViVA Uganda to pay for
project  expenses  from  January  through  September  of
2016.  This debt will be repaid with zero interest from the offering proceeds.
Implementation
Contract for WCT
$2,170,000
ViVA has agreed to a total price for the technical design
and implementation of the BLB project with World Compliance  Technologies,  which  is  confirmed  in  the MOU attached as an exhibit to this offering.
Other Project
Completion Costs
$500,000
These  expenses  include:  $109,000  as a finder's  fee for
our agent in Uganda, local office and employee expenses for  operations  in  Uganda,  project  materials,  travel  and living  expenses  to  keep  Rick  Whitaker  full  time  in Uganda during implementation, and the management contract for ViVA to oversee the project from Rockville, MD.
ViVA Working
Capital
$1,440,000
Includes:      Salary,      employee      expenses,      business
development   and   proposal,   rent   and   utilities,   office supplies, insurance, travel and other business acquisition costs,  legal,  accounting,   IT,  and  communications   for ViVA  operations  out  of  Rockville,  MD  for  2016  and
2017 to support the Uganda project and also to develop additional projects.
Contingency
$250,000
Contingency  for the Uganda project to cover any short-
term cash flow shortfalls during the first half of 2017 as the user base and revenue expands.
Total
$4,864,000

The company reserves the right to change the above use of proceeds if management  believes it is in the best interests of the company.

8  DESCRIPTION OF BUSINESS

Our Company

ViVA Consulting  Group Inc. (the "Company"  or "ViVA") was incorporated  in the State of Delaware on April 11, 2016. Our principal executive  offices are located at 3 Dairyfield  Court, Rockville,  MD 20852. The Company seeks to invest in opportunities in the emerging market governments' delivery of services by establishing affiliates in local jurisdictions, providing operations and management support to those affiliates out of our Rockville, MD offices, and purchasing majority ownership in the assets of those affiliates.   The Ugandan  affiliate  is  ViVA  Compliance  Technologies  Uganda  Ltd,  with  offices  located  at  Oasis  Mall Building, Lower Level, Yusuf Lule Road, Kampala, Uganda. Under an Agreement dated January 4, 2016, between  ViVA  Uganda  and the Buganda  Land  Board  ("BLB"),  a professional  body  established  by the Kingdom  of Buganda  in Uganda,  ViVA Uganda  is to implement  during a ten-year  concession  period a Single Window Online Compliance System for property registration and land transaction management in Uganda.  ViVA  intends  to  use  the  offering  proceeds  to  purchase  51%  of  the  Agreement  (the  "Project Assets") from ViVA Uganda to complete the implementation  of the Project, and to increase infrastructure and business development  capability out of the Rockville, MD office to manage and oversee the project. See  the Buganda  Land  Board  Agreement.  In addition,  ViVA  will  use  the offering  proceeds  to expand business  development  and  corporate  support  operations  for  ViVA  Uganda  and  to  launch  additional projects.  Proceeds from the offering will be allocated on a priority basis to complete the implementation of the Project, and then to corporate infrastructure and business development for new projects. ViVA seeks to raise in a Best Efforts Offering up to $5,000,000, in 50,000 Units at $100 per Unit to fund ViVA Uganda capital needs and ViVA working capital as additional projects are identified.

Affiliated Company Descriptions and Relationships

The Company has two (2) affiliates: ViVA Consulting Group Limited, a British Virgin Islands corporation with offices  located  at Marcy  Building,  2nd  Floor,  Purcell  Estate,  P.O. Box 2416, Road  Town,  Tortola, British  Virgin  Islands  ("ViVA  BVI");  and  ViVA  Compliance  Technologies  Uganda  Ltd,  a  Uganda corporation with offices located at Oasis Mall Building, Lower Level, Yusuf Lule Road, Kampala, Uganda ("ViVA Uganda"). ViVA BVI and ViVA Uganda  are affiliates of the Company because the affiliates are owned  100%  by  Jeff  Christoph,  Michael  Vachon,  and  Rick  Whitaker.  Messrs  Christoph,  Vachon  and Whitaker also own 100% of the Company.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940
We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.  An entity will generally be deemed to be an "investment company" for purposes of the 1940 Act if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent  an applicable  exemption,  if it owns or proposes  to acquire  investment  securities  having  a value  exceeding  40%  of the value  of its total assets  (exclusive  of U.S. government  securities  and cash items) on an unconsolidated  basis. Excluded  from the definition  of "investment  securities"  are securities issued by majority-owned subsidiaries that are not investment companies, subject to certain exceptions. We do  not  intend  to  hold  ourselves  out  to  the  public  as  engaged  primarily  in  the  business  of  investing, reinvesting or trading in securities or acquisition of 40% or more of investment securities as defined in the Investment Company act of 1940. We may from time to time provide funding to an affiliate in return for assets of such affiliate.

Employees:

Currently,  the  company  does  not  have  any  full  time  employees.  The  company  may  hire  a number  of employees as needed after effectiveness  of this offering primarily to support our project management and oversight activities, as well as our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their  respective  affiliates,  or  any  beneficial  stockholder,  is  an  adverse  party  or  has  a  material  interest adverse to our interest.

9             DESCRIPTION OF PROPERTY

Our principal offices are located at 3 Dairyfield Court, Rockville, MD 20852. These offices are provided for use by our Director, Michel Vachon, at no cost to the Company.

We do not currently lease or own any other real property.

10  MANAGEMENT   DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND RESULTS OF OPERATIONS

ViVA Consulting  Group Inc. (the "Company"  or "ViVA") was incorporated  in the State of Delaware on April 11, 2016. Our principal executive  offices are located at 3 Dairyfield  Court, Rockville,  MD 20852. The Company seeks to invest in opportunities in the emerging market governments' delivery of services by establishing affiliates in local jurisdictions, providing operations and management support to those affiliates out of our Rockville, MD offices, and purchasing majority ownership in the assets of those affiliates.  The Ugandan  affiliate  is  ViVA  Compliance  Technologies  Uganda  Ltd,  with  offices  located  at  Oasis  Mall Building, Lower Level, Yusuf Lule Road, Kampala, Uganda. Under an Agreement dated January 4, 2016, between  ViVA  Uganda  and the Buganda  Land  Board  ("BLB"),  a professional  body  established  by the Kingdom  of Buganda  in Uganda,  ViVA Uganda  is to implement  during a ten-year  concession  period a Single Window Online Compliance System for property registration and land transaction management in Uganda.  ViVA  intends  to  use  the  offering  proceeds  to  purchase  51%  of  the  Agreement  (the  "Project Assets") from ViVA Uganda to complete the implementation  of the Project, and to increase infrastructure and business development  capability out of the Rockville, MD office to manage and oversee the project. See  the Buganda  Land  Board  Agreement.  In addition,  ViVA  will  use  the offering  proceeds  to expand business  development  and  corporate  support  operations  for  ViVA  Uganda  and  to  launch  additional projects.  Proceeds from the offering will be allocated on a priority basis to complete the implementation of the Project, and then to corporate infrastructure and business development for new projects. ViVA seeks to raise in a Best Efforts Offering up to $5,000,000, in 50,000 Units at $100 per Unit to fund ViVA Uganda capital needs and ViVA working capital as additional projects are identified.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, including identifying opportunities for investments overseas, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially  all of our efforts to establishing  our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of May 31, 2016, we have not generated any revenues or incurred expenses.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount  of  this  offering  will  be  required  to  fully  implement  our  business  plan.  If  we  are  unable  to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of May 31, 2016, the Company had $250 in cash.   As of May 31, 2016, the Company has incurred total expenses since inception of $0, related entirely to legal fees associated with this Offering. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next  12  months.   We  are  attempting   to  raise  funds   to  proceed   with  our  plan  of  operation.   The Company hopes to raise $5,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient  to fund our expenses  over the next twelve months.

Although we intend on identifying opportunities for investments in the global arena , there is no guarantee that we will continue to be presented with attractive investment opportunities  which often depend on our ability to procure projects on reasonable terms, availability of funds and viability of such projects. Upon the qualification  of the Form 1-A, the Company plans to pursue its strategy  to develop  government  services projects  in emerging  markets  by incorporating  local affiliates  in those markets,  purchasing  the assets of those  affiliates  to  raise  operating  funds,  and  then  managing  those  projects  from  our  Rockville,  MD headquarters.  There can be no assurance of the Company's ability to do so or that additional capital will be available  to the Company.  If so, the Company's  investment  objective  of investing  in ViVA Uganda  and ViVA will be adversely affected and the Company may not be able to pursue such investment strategy if it is unable  to finance  such  investments.  The Company currently  has no agreements,  arrangements  or understandings  with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We  are highly  dependent  upon  the success  of this  offering,  as described  herein.  Therefore,  the failure thereof would result in the need to seek capital from other resources  such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development  stage  company  with  no  operations  to date,  we  would  likely  have  to pay  additional  costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required,  management  would  evaluate  the  terms  of  such  debt  financing.  If  the  Company  cannot  raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of May 31, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over  the  next  twelve  months, the  Company intends  to  execute  on  the  proposed  investment  in  ViVA Uganda for the Buganda Land Project and in identifying other investment opportunities overseas.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.   A majority vote of the directors who are in office is required to fill vacancies.   Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name  Position  Age Date of First
Appointment

Jeffrey Christoph  Chief   Executive   Officer, Director/Secretary

June 6, 2016

Rick Whitaker  Vice President/Director  June 6, 2016
Michael Vachon  Vice President/Director  June 6, 2016

Jeffrey D. Christoph - Chief Executive Officer/Director/Secretary
Education:
BS Computer Engineering, Virginia Tech

-               Minor in Computer Science
-               Project Management Professional, Project Management Institute (PMI) since 2006
- Earned   Value   Management   Professional,   Association   for   the   Advancement   of   Cost Engineering International (AACEI) since 2007
-               IT Infrastructure Library (ITIL) v3.0 Service Management Foundation, 2009

Career Highlights:
Mr. Christoph  has over twenty  years  experience  in engineering,  project  and program  management,  and business  development  for  both  product  and  service  businesses.  He  has  held  a  Project  Management Professional certification from PMI since 2006, and he is a recognized industry expert in earned value management earning an Earned Value Management Professional (EVP) designation from AACEI. For the last two years, Mr. Christoph has been providing management services to corporate clients to develop and implement strategic growth plans.

Michel Vachon - Vice President
Education:
University of Ottawa B Sc Slavic Languages (Russian-Ukrainian)  University Laval - B  Sc Pedagogy - Spanish and Mathematics

University of South Carolina - Independent studies - Thermodynamic  Applications Centro Intercultural de
Documentacin (Mixico) - Cert. Social Sciences

Project Management Professional (PMP) Certification Multilingual

Career Highlights:
Mr. Vachon is an experienced senior executive with a successful track record in professional corporate management  and  business  development  with  extensive  international  and  domestic  operations.  He  has proven  management  and  organizational  skills  as well  as the ability  to negotiate  and  close  successfully across  cultural  barriers.  He  also  has  extensive  experience  in  sales  management,  project  financing,  risk analysis  and  solution  oriented  products  in diverse  industries  ranging  from  engineering  (large  corporate clients), foreign Government sales, and IT solutions to the U.S. federal public sector.

Mr.  Vachon  is multilingual  with  extensive  international  business  development  experience  and  program
Profit & Loss responsibility in Southeast Asia, South Asia, Africa, the Middle East, and Latin America.

He has the ability to assess major markets,  devise successful  strategies,  develop  in-country  organization and staffing, and manage the enterprise to the satisfaction of clients, and shareholders.

Project Financing Experience:
Multilateral Funding Institutions: ADB, the World Bank Group (IBRD/IDA/IFC), IADB and AfDB

Bilateral Funding Institutions: U.S. Ex-Im Bank, OPIC, USTDA Structured Financing (private equity funds and international banks)

Frederick "Rick"  Whitaker - Vice President
Education:
B.S. Engineering cum laude,
United States Military Academy, West Point
M.B.A Harvard University

Career Highlights:

Mr. Whitaker has thirty-five years professional experience in international infrastructure  development and institutional strengthening programs. He has a wide range of experience in institutional process and policy development  and  finance  management.  He  has  conducted  global  strategy  and  management  consulting

projects and development efforts throughout Latin American, Asia, Middle East, and Africa. Mr. Whitaker has  worked   extensively   in  the  management   of  large-scale   projects,   particularly   with  hydroelectric initiatives,  renewable  energy,  and  electricity  and  petroleum  enterprises.  His  experiences  spans:  Enron, USAID,  Booz  Allen  Hamilton,  United  Technologies  Corp,  Bain  &  Co.  and  International  Resources Group/L3.  Key initiatives and projects include:

        Growing IRG's Energy practice 200% in three years
        Restructuring USAID's $2.4B Iraq infrastructure portfolio while posted in Baghdad
     Resurrecting the Liberia Electricity Corporation while posted in Monrovia, and putting it on a sustainable basis in 18 months
        Developing an energy rehabilitation business and initiating in Asia and Latin America.
        Introducing the world's first fuel cell power plant to 13 countries
 Leading the strategy redevelopment  effort of Malaysia's oil and gas company while posted in Singapore

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws  provide  that the Board of Directors  shall consist  of no more than three (3) directors.  Each director  of the Company  serves  until  his successor  is elected  and  qualified,  subject  to removal  by the Company's  majority  shareholders.  Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since  we  do  not  have  an  audit  or  compensation  committee  comprised  of  independent  directors,  the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our  board  of  directors  has  undertaken  a  review  of  the  independence  of  each  director  and  considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There  have  been  no  changes  in  any  state  law  or  other  procedures  by  which  security  holders  may recommend  nominees  to our board of directors.  In addition  to having no nominating  committee  for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business  affairs are simple, any such committees  are excessive  and beyond  the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

             Any bankruptcy  petition  filed  by or against  any business  of which  such  person  was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

             Any  conviction  in  a  criminal  proceeding  or  being  subject  to  a  pending  criminal  proceeding
(excluding traffic violations and other minor offenses),

             Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of  any  court  of  competent  jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending  or otherwise limiting her involvement in any type of business, securities or banking activities,

             Being  found  by  a  court  of  competent  jurisdiction  (in  a  civil  action),  the  Commission  or  the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

             Having  any  government   agency,  administrative   agency,  or  administrative   court  impose  an administrative  finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

             Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

             Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees
None.

11  COMPENSATION  OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

Cash
Other
Total

Capacities in which
compensation
compensation
compensation
Name
compensation was received
($)
($)
($)
Jeffery Christoph
CEO, Director/Secretary
-0-
-0-
-0-
Rick Whitaker
VP, Director
-0-
-0-
-0-
Michael Vachon
VP, Director
-0-
-0-
-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable  expenses  incurred  during  the  course  of their  performance.  We  have  no long-term  incentive plans.

12           SECURITY OWNERSHIP OF MANAGEMENT  AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial  owner of more than 5% of our outstanding  common stock, our directors, and our executive officers and directors as a group.   To the best of our knowledge, the persons named  have  sole  voting  and  investment  power  with  respect  to such  shares,  except  as otherwise  noted. There are not any pending or anticipated arrangements that may cause a change in control.

The  information   presented  below  regarding  beneficial  ownership  of  our  voting  securities  has  been presented in accordance with the rules of the Securities and Exchange Commission  and is not necessarily indicative of ownership  for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power  to dispose  or direct the disposition  of the security.  A person  is deemed  to own beneficially  any security as to which such person has the right to acquire sole or shared voting or investment power within
60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than  one  person  may  be  deemed  to  be  a  beneficial  owner  of  the  same  securities.  The  percentage  of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such  date  plus  the number  of shares  as to which  such  person  has  the right  to acquire  voting  or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be  different  for  each  beneficial  owner.  Except  as  otherwise  indicated  below  and  under  applicable community  property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.
Amount and
Amount and  nature of
                                                  nature of   beneficial  Percent Name and address of beneficial   beneficial  ownership  of class owner (1)  ownership (2)  acquirable    (3) Frederick "Rick" Whitaker    6,750,000   -0-   45% Jeffrey D. Christoph    4,200,000   -0-   28% Michel Vachon    4,050,000   -0-   27%

All  directors  and  officers  as  a
group (3 persons)

-0-  100%

(1)  The address of those listed is 3 Dairyfield Court, Rockville, MD 20852.
(2)  Unless otherwise indicated, all shares are owned directly by the beneficial owner. (3)  Based on 15,000,000 shares outstanding prior to this Offering.

13           INTEREST OF MANAGEMENT  AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially  affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding  common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The  officers  and  directors  have  acknowledged  that  under  Delaware  law  that  they  must  present  to the Company any business opportunity presented to them as an individual that met Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is  within  the  corporation's  line  of  business;  (3)  the  corporation  has  an  interest  or  expectancy  in  the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors   as   it   is   part   of   the   Code   of   Ethics   that   every   officer   and   director   is   required   to execute.  However, the  Company has  not  adopted  formal  written  policies  or  procedures  regarding  the process  for  how  these  corporate  opportunities  are  to  be  presented  to  the  Board.  It  is the  Company's intention to adopt such policies and procedures in the immediate future.

SECURITIES BEING OFFERED

Units of Preferred Shares

The Units consist of 50,000 Preferred Shares with 10% Dividend Coupons. Units are priced at $100 each for a maximum offering of $5 million.  The minimum investment per investor is 100 Units or $10,000. The Shares are subject to buy back at 48 months; i.e., Maturity Date.  The Coupons are not subject to buy back and will be retained by the investor for the life of the Buganda Land Project.   Preferred  Shares have no voting rights, and all rights of Preferred Shareholders and Coupon holders are described in the Subscription Agreement in Exhibit 1A-4.

Unsecured Units.  Preferred Shares rank senior to common stock, and pari passu with all other unsecured and unsubordinated  obligations of ViVA. The Shares will be recourse obligations against ViVA and will not be secured by any collateral other than the Buganda Land Project revenues and assets of ViVA Uganda. Majority  ownership  in  the  Project  Assets  will  be  transferred  to  ViVA  for  the  purpose  of  paying  the obligations  set forth in this Offering  Circular  and the Subscription  Agreement.  . Investors  will have no recourse in respect of any obligation or claim arising hereunder against ViVA's, or any ViVA Affiliates' directors, officers, or employees.

Dividend Rates.  The Shares shall earn a fixed dividend on face value of 10% per annum for the four year fixed dividend period.   The Coupons shall earn a variable rate, which is equal to 0.0003% per individual Coupon of all declared dividends from ViVA Uganda.  Collectively, if all 50,000 Coupons are issued, then the Coupons will pay a total of 15% of declared dividends from ViVA Uganda.

Dividend  Payments  for  Shares.    All  dividends  for  Shares  shall  be  calculated  based  upon  the  actual number  of  days  elapsed  in  a  relevant  period  and  a  360-day  year.  Dividends  will  be  due  and  payable annually until the Maturity Date in the form of cash repayment.

Dividend Payments for Coupons.   No Dividend payments will be made for coupons until (i) the Shares have  been  repurchased  by  the  Company,  and  (ii)  ViVA  Uganda  declares  a  Dividend.  Dividends,  if applicable, will be declared at the end of each calendar year. Dividend values are established at the sole discretion of ViVA Uganda according to the Dividend Policy.    When ViVA Uganda declares a Dividend, the proportionate Dividend payment will be made to Coupon holders.

The Offering  is for Units, which consist of Preferred  Shares that pay a fixed dividend  for four years of
10%, and Dividend Coupons that pay dividends based on the underlying performance of the Buganda Land Board Project and the project company, ViVA Uganda.   Units are offered at   $100 each for a maximum offering  of $5 million.  The minimum  investment  per investor  is 100 Units  or $10,000.   The Preferred Shares are subject to buy back at 48 months.  Coupons are not subject to buy back and may be retained by the investor for the life of the Buganda Land Project. The offering will commence as of the effective date of this Prospectus  and continue until the earliest to occur:   October 1, 2017, all Units are subscribed,  or ViVA cancels the offering. The Units are unsecured and rank senior to our common stock, and pari passu with  all other  unsecured  and  unsubordinated  obligations  of ViVA.   The Units  are  recourse  obligations against ViVA and will not be secured by any collateral other than the Buganda Land Project revenues and assets  of ViVA  Uganda,  of which  51% of the Contract  between  ViVA  Uganda  and the Buganda  Land Board will be transferred  to the Company  upon release of funds raised from this offering from ViVA to ViVA Uganda.   Investors  will have no recourse  in respect of any obligation  or claim arising hereunder against ViVA or any ViVA Affiliates' directors, officers, or employees,   The Preferred Shares shall earn a fixed dividend on face value, which is equal to the initial purchase price of $100 per Share, of 10% per annum for the four year fixed dividend period. All dividends for the Preferred Shares shall be calculated based upon the actual number of days elapsed in a relevant period and a 360-day year. Dividends will be due and payable annually until the Maturity Date in the form of cash repayment. No Dividend payments will be made  for Coupons  until (i) the Shares  have  been  repurchased  by the Company,  and (ii) ViVA Uganda declares a Dividend.  Any Dividends  paid against Coupons, if applicable,  will be declared at the end of each calendar year. For the purpose of paying Coupon Dividends, dividend values are established at the sole discretion of ViVA Uganda according to the Dividend Policy.    When ViVA Uganda declares a Dividend, the proportionate Dividend payment will be made to Coupon holders. The Preferred Shares shall mature and be eligible for repurchase by the Company at the end of 48 months. Each investor will be sent a notice at least 30 days prior to the Maturity Date informing him or her that his or her Preferred Shares(s) will be maturing and stating that ViVA will either: (i) buy back the Shares at face value, which is equal to the initial purchase price of $100 per share, or (ii) that ViVA will not be repurchasing  shares and in that event, ViVA Uganda's assets and profits, if any, will be 100% allocated to the repayment of the investor Shares, either through the sale of Project Assets or through the continuing operations of the Project with all proceeds being allocated to the repayment of the Shares until such Shares may be redeemed.  Please see the Exhibit  for  the  Subscription  Agreement,  which  contains  the  rights  of  the  Preferred  Shareholders  and Coupon holders for more information. If there is a secondary market for the Units herein, the investor may opt to sell his/her shares in the public trading market. Any such payment will be made as soon as practical, but no later than 3 business days after the Maturity Date. The Company waives the right to repurchase the Units prior to the Maturity Date, except for in the event of a sale of the ViVA Uganda Project.

Capital Stock

We are not offering any shares of our capital stock in this Offering.

Our  authorized  capital  stock  consists  of  75,000,000  shares  of  common  and  1,000,000  preferred  stock,
$0.0001 par value per share As of May 31, 2016 we had 15,000,000 shares of common stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as  amended,  and  bylaws.  For  more  detailed  information,  please  see  our  articles  of  incorporation  and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by three (3) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws,  our stockholders  will not have  cumulative  voting  rights.  Because  of this, the holders  of a majority  of the shares of common  stock entitled  to vote in any election  of directors  can elect all of the directors standing for election, if they should so choose.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled  to share  ratably  in the  net  assets  legally  available  for  distribution  to stockholders  after  the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption  or sinking  fund provisions  applicable  to the common  stock.  The rights,  preferences  and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our  preferred stock..

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 15,000,000  shares  of common  stock  outstanding  after this offering  will be restricted  as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions,  by which such  person  would  be entitled  to sell within  any three-month  period  a number  of shares  that does  not exceed the greater of either of the following:
  1% of the number of shares then outstanding,  which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and
  the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination  related shell companies)  or issuers  that  have  been  at any  time  previously  a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;
  the issuer of the securities is subject to the reporting requirements  of Section 13 or 15(d) of the
Exchange Act;

  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Dividend Policy

ViVA will pay dividends on Shares annually, calculated from the time of issuance, in the form of a cash payment in US Dollars.   Dividends for Shares will be distributed in the form of a check or wire transfer within  5 business  days  of the  end  of each  year  or ownership  until  the  Shares  are  repurchased  by  the Company, or in the event of Project failure until Project failure is declared by ViVA.  Project failure will be declared  in  the  event  that  ViVA  abandons  or  otherwise  declares  the  Project  as  a  loss  maker  and unrecoverable.   If ViVA sells the Project, Shares and Coupons will be redeemed at fair market value as determined  by ViVA management  and a qualified third party independent  assessment,  and in accordance with the terms of the sale.

If Shares are repurchased at the Maturity Date, then Shareholders will return their Share Certificates for payment.   If ViVA is unable to repurchase  the Shares at the Maturity Date for any reason, Shareholders will be provided with a notice describing the reason and including management's assessment for the timing and likelihood  of repurchase.   Unless the underlying  project fails to generate profits or ViVA abandons, sells, or otherwise declares the project as unrecoverable, ViVA will continue to pay the fixed interest on the Shares until the Share repurchase is completed.

In the event that ViVA can buy back some, but not all, of the Shares, Share purchase priority will be equal to all investors.

After the Share repurchase is complete, ViVA will pay dividends on the Coupons according to the annual results of ViVA Uganda and any profit generated by the Contract between ViVA  Uganda and the Buganda Land Board,  which will be tabulated  at the end of each calendar  year.   Once ViVA Uganda  closes the books at the end of the year, ViVA management will review revenue projections and operating costs to determine  an appropriate  level of working capital to leave in the company.   Remaining  profit after local taxes are paid or withheld for payment will be issued as a Dividend.   Based on the majority ownership of the underlying Contract between ViVA Uganda and the Buganda Land Board, ViVA will transfer 15% of the  declared  Dividend  if the  offering  is fully  subscribed,  and  will  transfer  a prorated  amount  equal  to
0.0003%  for every  Unit subscribed  if not fully  subscribed,  to the Company  for distribution  to Coupon
holders.   ViVA expects to make the dividend determination,  and if applicable the transfer, within 30 days of the end of each calendar year.

Any coupon payments, if applicable, will be prorated to the amount of time left in the calendar year during the first year after repurchase of the Preferred Shares.

Example calculation:  In a calendar year, ViVA Uganda posts a net after tax profit of $1.25 million. ViVA management determines that ViVA Uganda should keep $250,000 in working capital to fund operations for the subsequent  year, and $1 million is remaining  to be declared as a Dividend.   Each Dividend  Coupon retains the right to a 0.0003% share in the declared Dividend of $1 million.  $1 million * 0.0003% * 1 share
= $3.  If the full $5 million offering is subscribed, then the total dividends distributed to Coupon holders would be $1 million * 50,000 shares * 0.0003% = $150,000, which is equal to 15% of the total dividends declared by the company.

14  FINANCIAL STATEMENTS

ViVA CONSULTING GROUP INC.
(A DEVELOPMENTAL  STAGE COMPANY) UNAUDITED FINANCIAL STATEMENTS For the period ended May 31, 2016

CONTENTS:

Financials provided by the company

Balance Sheet as of May 31, 2016

Statement of Operations for the period from April 11, 2016 to May 31, 2016

Statements of Stockholder's Deficit for the period from April 11, 2016  to May 31, 2016

Statements of Cash Flows for the period from April 11, 2016 to May 31, 2016

Note to the Financial Statements

ViVA CONSULTING GROUP INC.
(A DEVELOPMENTAL  STAGE COMPANY) UNAUDITED BALANCE SHEET
As of May 31, 2016

Unaudited

Current Assets:

ASSETS  May 31, 2016
$

Cash  250
Total Current Assets  0
TOTAL ASSETS  250

LIABILITIES  AND STOCKHOLDER'S EQUITY

Current liabilities:
Related Party Note  0
Total Current Liabilities  0
Total Liabilities  0

Stockholders'  Equity
Common   Stock,   Par  Value   $0.0001,   75,000,000   Authorized,   15,000,000   Issued   &
Outstanding  150
Additional Paid In Capital  100
Prior Accumulated Retained Earnings
Current net profit (loss)  0
Less: Dividends  -

Total Shareholders'  Equity  250

TOTAL LIABILITIES  AND STOCKHOLDER'S EQUITY  250

The accompanying notes are an integral part of these financial statements.

ViVA CONSULTING GROUP INC.
(A DEVELOPMENTAL  STAGE COMPANY) UNAUDITED STATEMENT OF OPERATIONS
For the Period April 11, 2016 (Inception) through May 31, 2016
Unaudited

From April 11,
2016 to May 31,
2016
$

Revenue  0

Operating expenses:  0

Total operating expenses  0

Net Profit  0

Net loss per common share - basic and diluted:

Net    loss    per    share    attributable    to    common stockholders

0.00

Weighted-average    number    of   common    shares outstanding

15,000,000

The accompanying notes are an integral part of these financial statements.

ViVA CONSULTING GROUP INC.
(A DEVELOPMENTAL  STAGE COMPANY) UNAUDITED STATEMENT OF STOCKHOLDER'S  DEFICIT for the period of April 11, 2016 (inception) to May 31, 2016

Unaudited

Common Stock  Additional Paid In Capital

Accumulated
Deficit

Total Stockholder's Deficit

Beginning  Balance,  April  11,  2016

Shares  Amount
$  $  $

(Inception)  -  100
Issuance   of   Common   Stock   $0.0001   Par
Value  15,000,000  150
Net Income (Loss)  -  0

Ending Balance, May 31, 2016  15,000,000  250  0  0

The accompanying notes are an integral part of these financial statements.

ViVA CONSULTING GROUP INC.
(A DEVELOPMENTAL  STAGE COMPANY) UNAUDITED STATEMENT OF CASH FLOWS
FROM THE PERIOD April 11, 2016 (INCEPTION) TO May 31, 2016
Unaudited

Cash Flows from Operating Activities

From April11 ,
2016 (Inception) to May 31, 2016
$

Net Income (loss)  0
Net cash used in operating activities  0

Cash Flows from Financing Activities
Common Stock issued  150
Related Party Loan  0
Net Cash Flows From Financing Activities  0
Net Increase In Cash  150

Cash - Beginning  100
Cash - Ending  250

The accompanying Notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

ViVA CONSULTING  GROUP INC. ("the Company")  was incorporated  in Delaware on April 11, 2016. The Company was established for the purpose of providing funding for ViVA Uganda for the execution of the Buganda Land Project and for funding other opportunities that we identify. The Company's fiscal year end is December 31.

Note  2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue  is derived from contracts  with our consumers.  Revenue  is recognized  in accordance  with ASC
605. As such,  the Company  identifies  performance  obligations  and recognizes  revenue  over  the period through  which  the Company  satisfies  these  obligations.  Any contracts  that by nature  cannot  be broken down by specific performance  criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages  and  information  collected  from  individual  customers.  Accounts  receivable  are  charged  off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable,  the Company  will account for stock-based  payments  to employees  in accordance  with ASC  718,  "Stock  Compensation"  ("ASC  718").  Stock-based  payments  to employees  include  grants  of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The  Company  accounts  for  stock-based  payments  to  non-employees  in  accordance  with  ASC  505-50, "Equity-Based  Payments to Non-Employees."   Stock-based  payments to non-employees  include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations  based  on  the  value  of  the  vested  portion  of  the  award  over  the  requisite  service  period  as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation  recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations"  or "expirations"  and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant  exercises  as  well  as  employee  termination  patterns.  The  resulting  stock-based  compensation expense for both employee and non-employee  awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The  Company  reports  earnings  (loss)  per  share  in  accordance  with  ASC  Topic  260-10,  "Earnings  per Share."  Basic  earnings  (loss)  per  share  is  computed  by  dividing  income  (loss)  available  to  common shareholders  by the weighted  average  number  of common  shares  available.  Diluted  earnings  (loss)  per share is computed  similar  to basic earnings  (loss) per share except that the denominator  is increased  to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The  management  approach  model  is  based  on  the  way  a  company's  management  organizes  segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of May 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements  to determine their applicability to the  Company.  Where  it  is  determined  that  a  new  accounting  pronouncement  affects  the  Company's financial  reporting,  the Company  undertakes  a study to determine  the consequence  of the change  to its financial  statements  and assures  that there are proper  controls  in place to ascertain  that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred  income  tax  assets  and  liabilities  are  computed  annually  for  differences  between  financial statement  and tax bases of assets  and liabilities  that will result in taxable  or deductible  amounts  in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

5/31/16

U.S statutory rate   34.00% Less valuation allowance  -34.00%

Effective tax rate  0.00%

The significant components of deferred tax assets and liabilities are as follows:

Deferred tax assets

5/31/16

Net operating gain/losses  $  0

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance  $  0

The  Company   adopted  the  provisions   of  ASC  740-10-50,   formerly   FIN  48,  and  "Accounting   for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of May 31, 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative  expense but to identify them for tax purposes. During the period April 11, 2016 (inception) through  May  31,  2016,  there  were  no income  tax,  or related  interest  and  penalty  items  in the  income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances. Related Party Stock Issuances:
The following stock issuances were made to officers of the company as compensation for services:

On June 6, 2016 the Company issued 6,750,000 of its authorized common stock to Frederick Whitaker as consideration for $67.50.

On June 6, 2016 the Company  issued 4,050,000  of its authorized  common  stock to Michael  Vachon  as consideration for $40.50.

On June 6, 2016 the Company  issued 4,200,000  of its authorized  common stock to Jeffrey Christoph  as consideration for $42.00.

Additional Paid In Capital.

On  May  26,  2016,  our  Affiliated  company  ViVA  Consulting  Group  Ltd,  incorporated  in  the  BVI, transferred $100 to the Company to open a bank account.

Note 5.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held. As of May 31, 2016 the Company had 15,000,000 shares issued and outstanding.
Note  6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7. - Net Income(Loss) Per Share

The following  table sets forth the information  used to compute  basic and diluted  net income  per share attributable  to ViVA Consulting  Group Inc. .for the period April 11,   2016 (inception)  through May 31,
2016.

4/30/16

Net Income (Loss)  $  0

Weighted-average common shares outstanding  basic:

Weighted-average common stock  15,000,000
Equivalents
Stock options  0
Warrants  0
Units  0
Weighted-average common shares  15,000,000 outstanding-  Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These  factors  raise  substantial  doubt  about  the  Company's  ability  to  continue  as  a  going  concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability  to  continue  as  a  going  concern.  The  financial  statements  of  the  Company  do  not  include  any adjustments  relating  to  the  recoverability   and  classification   of  recorded  assets,  or  the  amounts  and classifications  of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None

15  INDEX TO EXHIBITS

Exhibit 1A-2A  CERTIFICATE OF INCORPORATION Exhibit 1A-2B  BYLAWS
Exhibit 1A-2C  ASSET TRANSFER AGREEMENT
Exhibit 1A-2D  BUGANDA LAND BOARD SERVICES AGREEMENT
Exhibit 1A-2E  MEMORANDUM  OF UNDERSTANDING  BETWEEN VIVA and WCT Exhibit 1A-2F  SOLICITATION DOCUMENTS TO "TEST THE WATERS"
Exhibit 1A-4  SUBSCRIPTION  AGREEMENT Exhibit 1A-12  OPINION OF COUNSEL

16           VIVA CONSULTING GROUP, INC. SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, County of Montgomery, State of Maryland, on September 19, 2016.
ViVA Consulting Group Inc.

By:  Name:Jeffrey Christoph
Title:  Chief Executive Officer and Director
(Principal   Executive,   Financial   and
Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature   Title   Date

Jeffrey Christoph                Director  and  Chief  Executive  Officer (Principal Executive, Financial and Accounting Officer)

September 19, 2016